                                  EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Harte-Hanks Communications, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.





KPMG PEAT MARWICK LLP
San Antonio, Texas
March 25, 1996